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Exhibit 32

ORIENT-EXPRESS HOTELS LTD.

Section 1350 Certification

The undersigned hereby certify that this report of Orient-Express Hotels Ltd. for the periods presented fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.

/s/ J.B. SHERWOOD James B. Sherwood Chairman (Co-Chief Executive Officer)	/s/ S.M.C. SHERWOOD Simon M.C. Sherwood President (Co-Chief Executive Officer)

/s/ J.G. STRUTHERS James G. Struthers Vice President—Finance and Chief Financial Officer

Dated: August 14, 2003

[A signed original of this written certification has been provided to Orient-Express Hotels Ltd. and will be retained by Orient-Express Hotels Ltd. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.]

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  Exhibit 32
ORIENT-EXPRESS HOTELS LTD. Section 1350 Certification